Exhibit 21.01
CLOUDERA, INC.
LIST OF SUBSIDIARIES

HORTONWORKS, INC.	DELAWARE, U.S.A.

CLOUDERA (GOVERNMENT SOLUTIONS), INC.	DELAWARE, U.S.A.

EVENTADOR, INC.	DELAWARE, U.S.A.

CLOUDERA COSTA RICA SOCIEDAD ANONIMA	COSTA RICA

CLOUDERA MEXICO, S. DE R.L. DE C.V.	MEXICO

CLOUDERA SOFTWARE (CANADA) INC.	CANADA

CLOUDERA SOFTWARE BRASIL LTDA.	BRAZIL

CLOUDERA COLOMBIA S.A.S.	COLOMBIA

CLOUDERA CHILE SpA.	CHILE

CLOUDERA (UK) LIMITED	UNITED KINGDOM

CLOUDERA GMBH	GERMANY

CLOUDERA FRANCE SARL.	FRANCE

CLOUDERA ITALY SRL.	ITALY

CLOUDERA SPAIN, S.L.	SPAIN

CLOUDERA HUNGARY KFT.	HUNGARY

CLOUDERA SWEDEN AB.	SWEDEN

CLOUDERA K.K.	JAPAN

CLOUDERA (SHANGHAI) SOFTWARE CO. LTD.	CHINA

CLOUDERA SINGAPORE PTE. LTD.	SINGAPORE

CLOUDERA KOREA, INC.	SOUTH KOREA

CLOUDERA SOFTWARE INDIA PRIVATE LTD.	INDIA

CLOUDERA (AUST) PTY LTD.	AUSTRALIA

PT CLOUDERA TECHNOLOGY	INDONESIA

CLOUDERA ISRAEL LTD.	ISRAEL

CLOUDERA MIDDLE EAST FZ - LLC.	DUBAI

CLOUDERA SOUTH AFRICA PTY LTD.	SOUTH AFRICA

CLOUDERA NETHERLANDS BV	THE NETHERLANDS

CLOUDERA INTERNATIONAL, LTD.	IRELAND

CLOUDERA DATA PLATFORM INDIA PVT. LTD.	INDIA